UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

OMEGA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40657	81-3247585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of Principal Executive Offices) (Zip Code)

(617) 949-4360

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Omega Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). A total of 42,144,271 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) were present in person or represented by proxy at the Meeting, representing approximately 88% of the Company’s outstanding Common Stock as of the April 11, 2022 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2022.

Item 1 — Election of two Class I directors for a term of office expiring on the date of the annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified or until each such director’s earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Noubar B. Afeyan, Ph.D.	37,291,057	2,369,920	2,483,294
Mahesh Karande	37,605,322	2,055,655	2,483,294

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,823,321	317,487	3,463	-

Based on the foregoing votes, Noubar B. Afeyan, Ph.D. and Mahesh Karande were elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2022	OMEGA THERAPEUTICS, INC.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer